                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                   For the six months ended
                                                                                           June 30,
                                                                             ----------------------------------
                                                                                 1996                  1995
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Net Income (Loss)                                                            $     40,312         $     (2,047)
Income tax provision (benefit)
    Federal and foreign                                                            17,616               (3,588)
    State                                                                           2,276                1,059
                                                                             -------------        -------------
        Total income tax provision (benefit)                                       19,892               (2,529)

Interest charges                                                                  106,625              108,929
                                                                             -------------        -------------
Income before income tax provision (benefit) and interest charges            $    166,829         $    104,353
                                                                             =============        =============

Fixed charges                                                                $    110,407         $    111,704
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   1.51                  .93
                                                                             =============        =============

Amount by which fixed charges exceed earnings                                $       -            $      7,351
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                   For the six months ended
                                                                                           June 30,
                                                                             ----------------------------------
                                                                                 1996                 1995
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     98,149         $     99,021
Add: portion of rental expense representative of interest factor <F1>              12,258               12,683
                                                                             -------------        -------------
  Total fixed charges                                                        $    110,407         $    111,704

Less: interest capitalized per Consolidated Statement of Income                     3,782                2,775
                                                                             -------------        -------------
  Total interest charges                                                     $    106,625         $    108,929
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.